Exhibit 4.1

Execution Version

EIGHTH SUPPLEMENTAL INDENTURE

This EIGHTH SUPPLEMENTAL INDENTURE, dated as of November 13, 2015, is among Magnum Hunter Resources Corporation, a Delaware corporation (the “Company”), the Guarantors signatory hereto (the “Guarantors”), Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”), and Citibank, N.A., as paying agent, registrar and authenticating agent (in such capacities, “Paying Agent”).  Capitalized terms not otherwise defined herein have the meanings set forth in the Indenture.

RECITALS

WHEREAS, the Company, certain subsidiaries of the Company, as guarantors, Paying Agent and the Trustee entered into an Indenture, dated as of May 16, 2012, as amended, supplemented, amended and restated or otherwise modified from time to time (the “Indenture”), providing for the issuance of the Company’s 9.750% Senior Notes due 2020 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides that the Company, the Guarantors, the Trustee and the Paying Agent may amend or supplement the Indenture (other than certain provisions enumerated in Section 9.02 of the Indenture, which provisions are not implicated hereby) with the consent of the Securityholders of a majority in aggregate principal amount of the then outstanding Notes;

WHEREAS, the Company has solicited, and, according to the written certification from Wilmington Trust, National Association, (acting in such capacity, the “Information and Tabulation Agent”), the Company has received, consents upon the terms and subject to the conditions set forth in the Consent Solicitation Statement, dated November 9, 2015 (the “Consent Solicitation Statement”), from Securityholders representing a majority in aggregate principal amount of the then outstanding Notes, to the amendments contemplated hereby;

WHEREAS, it is provided in the Indenture that a supplemental indenture becomes effective in accordance with its terms and thereafter binds every Securityholder;

WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture and pursuant to appropriate action of its Board of Directors, has fully resolved and determined to make, execute and deliver to the Trustee and Paying Agent, this Eighth Supplemental Indenture in the form hereof for the purpose of amending the Indenture;

WHEREAS, the execution and delivery of this Eighth Supplemental Indenture by the Company has been authorized by resolution of the Company’s Board of Directors;

WHEREAS, the Company has heretofore delivered or is delivering contemporaneously herewith to the Trustee and Paying Agent a duly executed Officers’ Certificate and Opinion of Counsel, as contemplated by Section 12.04 of the Indenture;

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Formation and the Limited Liability Company Agreement or the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Company and each Guarantor necessary to make this Eighth Supplemental Indenture a valid instrument legally binding on the Company and each Guarantor, in accordance with its terms, and for the purposes expressed herein, have been complied with, performed and fulfilled, and the execution and delivery hereof, in the form and upon the terms hereof, have been in all respects duly authorized;

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WHEREAS, the Company has requested that the Trustee and Paying Agent execute and deliver this Eighth Supplemental Indenture and satisfy all corporate requirements necessary to make this Eighth Supplemental Indenture a valid instrument legally binding in accordance with its terms, duly authorized in all respects; and

WHEREAS, pursuant to Section 9.02 of the Indenture, the Trustee and the Paying Agent are authorized to execute this Eighth Supplemental Indenture.

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the parties hereto covenant and agree for the Securityholders of the Notes as follows:

ARTICLE 1

Section 1.1            Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

ARTICLE 2

Section 2.1            This Eighth Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 2.2            This Eighth Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors, Trustee and Paying Agent.

ARTICLE 3

Section 3.1            Section 4.05(b)(1) is hereby amended and restated in its entirety to read as follows:

(1)           the incurrence by the Company and any Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and any Guarantor thereunder) not to exceed (i) the greater of (A) $300.0 million and (B) 25% of the Company’s Adjusted Consolidated Net Tangible Assets determined on the date of such incurrence; provided, that, the Indebtedness and letters of credit under the Revolving Credit Facility in an aggregate principal amount of up to $70.0 million shall at all times be permitted under this clause (1);

ARTICLE 4

Section 4.1            Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.

Section 4.2            All agreements of the Company and the Guarantors in this Eighth Supplemental Indenture, the Indenture and the Notes shall bind their respective successors. All agreements of the

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Trustee and Paying Agent in this Eighth Supplemental Indenture and in the Indenture shall bind their respective successors.

Section 4.3            Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Eighth Supplemental Indenture. This Eighth Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee makes no representations as to the validity or sufficiency of this Eighth Supplemental Indenture.  The statements and recitals herein are deemed to be those of the Company and the Guarantors, as applicable, and not of the Trustee.

Section 4.4            THIS EIGHTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 4.5            THE COMPANY, THE GUARANTORS, THE PAYING AGENT AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS EIGHTH SUPPLEMENTAL INDENTURE.

Section 4.6            In case one or more of the provisions in this Eighth Supplemental Indenture, in the Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 4.7            The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Eighth Supplemental Indenture.

Section 4.8            The parties may sign any number of copies of this Eighth Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.  One signed copy is enough to prove this Eighth Supplemental Indenture.  The exchange of copies of this Eighth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Eighth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Eighth Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[NEXT PAGE IS SIGNATURE PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed, all as of the date first written above.

MAGNUM HUNTER RESOURCES CORPORATION

By:	/s/ Joseph C. Daches
	Name:	Joseph C. Daches
	Title:	Senior Vice President & Chief Financial Officer

GUARANTORS:

ALPHA HUNTER DRILLING, LLC

By:	/s/ Joseph C. Daches
	Name:	Joseph C. Daches
	Title:	Senior Vice President & Treasurer

BAKKEN HUNTER, LLC

By:	/s/ Joseph C. Daches
	Name:	Joseph C. Daches
	Title:	Senior Vice President & Treasurer

HUNTER AVIATION, LLC

By:	/s/ Joseph C. Daches
	Name:	Joseph C. Daches
	Title:	Senior Vice President & Treasurer

HUNTER REAL ESTATE, LLC

By:	/s/ Joseph C. Daches
	Name:	Joseph C. Daches
	Title:	Senior Vice President & Treasurer

MAGNUM HUNTER PRODUCTION, INC.

By:	/s/ Joseph C. Daches
	Name:	Joseph C. Daches
	Title:	Senior Vice President & Treasurer

Signature Page to Eighth Supplemental Indenture

MAGNUM HUNTER RESOURCES GP, LLC

By: MAGNUM HUNTER RESOURCES CORPORATION, its Sole Manager

By:	/s/ Joseph C. Daches
	Name:	Joseph C. Daches
	Title:	Senior Vice President & Chief Financial Officer

MAGNUM HUNTER RESOURCES, LP

By: MAGNUM HUNTER RESOURCES GP, LLC, its General Partner

By: MAGNUM HUNTER RESOURCES CORPORATION, its Sole Manager

By:	/s/ Joseph C. Daches
	Name:	Joseph C. Daches
	Title:	Senior Vice President & Chief Financial Officer

NGAS GATHERING, LLC

By:	/s/ Joseph C. Daches
	Name:	Joseph C. Daches
	Title:	Senior Vice President & Treasurer

NGAS HUNTER, LLC

By:	/s/ Joseph C. Daches
	Name:	Joseph C. Daches
	Title:	Senior Vice President & Treasurer

TRIAD HUNTER, LLC

By:	/s/ Joseph C. Daches
	Name:	Joseph C. Daches
	Title:	Senior Vice President & Treasurer

Signature Page to Eighth Supplemental Indenture

WILLISTON HUNTER ND, LLC

By:	/s/ Joseph C. Daches
	Name:	Joseph C. Daches
	Title:	Senior Vice President & Treasurer

MAGNUM HUNTER MARKETING, LLC

By:	/s/ Joseph C. Daches
	Name:	Joseph C. Daches
	Title:	Senior Vice President & Treasurer

VIKING INTERNATIONAL RESOURCES CO., INC.

By:	/s/ Joseph C. Daches
	Name:	Joseph C. Daches
	Title:	Senior Vice President & Treasurer

SHALE HUNTER, LLC

By:	/s/ Joseph C. Daches
	Name:	Joseph C. Daches
	Title:	Senior Vice President & Treasurer

BAKKEN HUNTER CANADA, INC.

By:	/s/ Joseph C. Daches
	Name:	Joseph C. Daches
	Title:	Senior Vice President & Treasurer

TRIAD HOLDINGS, LLC

By:	/s/ Joseph C. Daches
	Name:	Joseph C. Daches
	Title:	Senior Vice President & Treasurer

Signature Page to Eighth Supplemental Indenture

WILMINGTON TRUST, NATIONAL ASSOCIATION, Solely in its capacity as Trustee

By:	/s/ Geoffrey J. Lewis
	Name:	Geoffrey J. Lewis
	Title:	Assistant Vice President

Signature Page to Eighth Supplemental Indenture

Citibank, N.A., Solely in its capacity as Paying Agent, Registrar and Authenticating Agent

By:	/s/ Valerie Delgado
	Name:	Valerie Delgado
	Title:	Vice President

Signature Page to Eighth Supplemental Indenture